As filed with the Securities and Exchange Commission on September 29, 1998
                                                     Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              LEGATO SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                   94-3077394
       (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or Organization)                       Number)

                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Stephen C. Wise
                             Chief Financial Officer
                              Legato Systems, Inc.
                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
                (Name, Address, Including Zip Code, and Telephone
                    Number, Including Area Code, of Agent for
                  Service) The Commission is requested to send
                        copies of all communications to:

                         Robert V. Gunderson, Jr., Esq.
                                Brian Beard, Esq.
                            Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP
                             155 Constitution Drive
                          Menlo Park, California 94025
                                 (650) 321-2400


  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
           effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434,
                      please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- ------------------------ ------------------------ -----------------------
    Title of each class of           Amount to be         Proposed Maximum          Proposed Maximum           Amount of
  Securities to be Registered        Registered(1)       Offering Price per        Aggregate Offering       Registration Fee
                                                             Security(2)                Price(2)
-------------------------------- --------------------- ------------------------ ------------------------ -----------------------
Common Stock, $0.001 par value      249,999 shares             $49.00                    $49.00                $3,613.75
-------------------------------- --------------------- ------------------------ ------------------------ -----------------------

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2) The price of $49.00 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on September 18, 1998, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, dated September __, 1998

                                 249,999 Shares

                              LEGATO SYSTEMS, INC.

                                  Common Stock

                                -----------------

         This Prospectus relates to the public offering, which is not being underwritten, of 249,999 shares (the "Shares") of Common Stock, $0.0001 par value (the "Common Stock") of Legato Systems, Inc. (the "Company", "Legato" or the "Registrant").

         The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

         The Common Stock is traded on the Nasdaq National Market under the symbol "LGTO." Application has been made to list the shares on the Nasdaq National Market. On September __, 1998, the closing bid price of the Company's Common Stock on the Nasdaq National Market was $____ per share.

                         ------------------------------

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering are estimated to be $9,614. The aggregate price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

                         ------------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

                          SEE "RISK FACTORS" ON PAGE 8.
                         ------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
            COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES
          OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    INFORMATION HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION
         STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES EXCHANGE AND COMMISSION. THESE SECURITIES MAY NOT BE SOLD
 NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
    BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
  OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE
          SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
                SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
           QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                         ------------------------------

                The date of this Prospectus is September___, 1998

                          ----------------------------

                                TABLE OF CONTENTS

                                                                            Page

Available Information                                                         4
Information Incorporated by Reference                                         4
Forward-Looking Statements                                                    6
The Company                                                                   7
Recent Developments                                                           7
Risk Factors                                                                  8
Use of Proceeds                                                              14
Selling Stockholders                                                         15
Plan of Distribution                                                         16
Legal Matters                                                                17
Experts                                                                      17

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commission's Internet address is http://www.sec.gov. The Commission web site also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments, exhibits and schedules, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Commission, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus regarding the contents of any contract or other document to which reference is made are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of the fees prescribed by the Commission.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed by the Company with the Commission (File No. 0-26130) pursuant to the 1934 Act are hereby incorporated by reference in this Prospectus and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on May 24, 1995, including any amendment or report updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.

         The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference herein.

         Upon written or oral request, the Company will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone at (650) 812-6000 to Chief Financial Officer, Legato Systems, Inc., at the headquarters of the Company, 3210 Porter Drive, Palo Alto, California 94304.

                         ------------------------------

               This Prospectus includes trademarks of the Company
                            and other corporations.
                         ------------------------------

                          FORWARD - LOOKING STATEMENTS


         This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. The statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in this Prospectus under "Risk Factors." In evaluating the Company's business, prospective investors should consider carefully the factors set forth in this Prospectus under "Risk Factors" in addition to the other information set forth in this Prospectus and incorporated by reference herein.

                                   THE COMPANY

     The Company develops, markets and supports network storage management software products for heterogeneous client/server computing environments. The Company believes it is currently a technology leader in the network storage management software market because of the scalability, heterogeneity, performance, ease of use and central administration of its software products. The Company's NetWorker family of products and Global Enterprise Management Systems ("G.E.M.S.") software supports many storage management server platforms and can accommodate a variety of clients, servers, applications, databases and storage devices. The Company utilizes multiple distribution channels, including resellers, OEMs and direct sales. The Company licenses its source code to leading computer system and software suppliers, including Amdahl, Banyan, Data General, Digital, ICL, Nihon-Unisys, NEC, Siemens Nixdorf, Silicon Graphics, Sony, Sun Microsystems, Tandem and Unisys, which port the products to their proprietary platforms, sell the products through their direct and indirect distribution channels and provide primary support for the products after installation. These relationships enable the Company to reach a broad customer base, while reducing development, support and product costs. The Company also has established strategic partnerships with Hewlett-Packard, Informix, Netscape and Oracle.

     The Company was incorporated in Delaware in 1988. The Company's principle executive offices are located at 3210 Porter Drive, Palo Alto, California 94304. Its telephone number is (650) 812-6000. The Company's home page can be located on the world wide web at http://www.legato.com. As used in this Prospectus, the "Company" and "Legato" refer to Legato Systems, Inc. and its subsidiaries.


                               RECENT DEVELOPMENTS

     Acquisition of Software Moguls, Inc.

     On August 6, 1998, the Company acquired the net assets of Software Moguls, Inc., a developer of advanced backup-retrieval products for the Windows NT and UNIX environments, in exchange for 249,999 shares (inclusive of fractional shares paid in cash) of the Company's Common Stock pursuant to the Agreement and Plan of Reorganization, dated July 30, 1998, by and among Legato Systems, Inc., Aspen Acquisition Corp., Software Moguls, Inc., Sunil Khadilkar (as Shareholders' Representative), Louis C. Cole (as Escrow Agent) and the Selling Stockholders, who were parties thereto (the "Reorganization Agreement"). The combination was accounted for as a pooling of interests. The historical operating results and net assets of Software Moguls, Inc. are not material to the Company's historical consolidated financial statements.

                                  RISK FACTORS


     In addition to the other information in this Prospectus and in the documents incorporated by reference herein, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus.

Fluctuations in Quarterly Operating Results; Future Operating Results Uncertain

     The Company's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including, but not limited to, the size and timing of significant orders; increased competition; market acceptance of new products, applications and product enhancements; changes in pricing policies by the Company and its competitors; the ability of the Company to timely develop, introduce and market new products, applications and product enhancements and to control costs; the Company's success in expanding its sales and marketing programs; technological changes in the network storage management market; the mix of sales among the Company's channels; deferrals of customer orders in anticipation of new products, applications or product enhancements; changes in Company strategy; personnel changes; and general economic factors.

     The Company's future revenues are difficult to predict. The Company operates with virtually no order backlog because its software products typically are shipped shortly after orders are received. In addition, the Company does not recognize revenues on sales to domestic distributors until the products are sold through to end-users. As a result, product license revenues in any quarter are substantially dependent on orders booked and shipped and on sell-through to end-users in that quarter. Revenues for any future quarter are not predictable with any significant degree of certainty. Product licenses and software services and support revenues are difficult to forecast because the network storage management market is rapidly evolving and the Company's sales cycle varies substantially from customer to customer. The Company has become increasingly dependent upon the larger enterprise license transactions to corporate customers, which often include product license, service and support components. The Company's operating results are sensitive to the timing of such orders and are subject to purchasing cycles and budgetary constraints of the customer, which are difficult to predict. Due to the lengthier sales cycle and the larger size of enterprise license transactions, if orders forecasted for a particular quarter are not realized in that quarter, the Company's operating results for that quarter may be adversely affected. Royalty revenues are substantially dependent upon product license sales by OEMs of their products that incorporate the Company's software. Accordingly, royalty revenues are subject to OEMs' product cycles, which are also difficult to predict. Royalty revenues are further impacted by fluctuations in licensing activity from quarter-to-quarter, because initial license fees generally are non-recurring and recognized upon the signing of the license agreement. The Company's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by a reduction in revenues because a proportionately smaller amount of the Company's expenses varies with its revenues. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, it is possible that in some future quarters the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's common stock would likely be materially adversely affected.

Product Concentration

     The Company currently derives a substantial majority of its revenues from its NetWorker software products and related services, and the Company expects that revenues from NetWorker will continue to account for a majority of the Company's revenues for the foreseeable future. Broad market acceptance of NetWorker is, therefore, critical to the Company's future success. As a result, a decline in unit prices of or demand for NetWorker, or failure to achieve broad market acceptance of NetWorker, as a result of competition, technological change or otherwise, would have a material adverse effect on the business, operating results and financial condition of the Company. The life cycle of NetWorker is difficult to estimate due in large measure to the recent emergence of the Company's market, the effect of new products, applications or product enhancements, technological changes in the network storage management environment in which NetWorker operates and future competition. The Company's future financial performance will depend in part on the successful development, introduction and market acceptance of new products, applications and product enhancements. There can be no assurance that the Company will continue to be successful in marketing and licensing NetWorker or any new products, applications, product enhancements and related services.

Competition

     The network storage management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. The Company's major competitors on the Novell NetWare and Windows NT platforms include Computer Associates (Cheyenne Software) and Seagate (Palindrome and Arcada); on the Sun Solaris/SunOS platform include Computer Associates (Legent/Lachman), EMC2 (Epoch), Peripheral Devices (Delta Microsystems), Spectra Logic and Veritas; on the AIX platform include IBM; and on the HP-UX platform include Hewlett Packard. In the future, as the Company enters new markets, the Company expects that such markets will have additional, market-specific competitors. In addition, many of the Company's existing competitors are broadening their platform coverage. The Company also expects increased competition from systems and network management companies, especially those that have historically focused on the mainframe market and are broadening their focus to include the client/server market. In addition, because there are relatively low barriers to entry in the software market, the Company expects additional competition from other established and emerging companies. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, operating results and financial condition.

     Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale and support of their products than the Company. The Company also expects that competition will increase as a result of future software industry consolidations, which have occurred in the network storage management market in the past and are expected to occur in the future. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network operating system vendors could introduce new or upgrade existing operating systems or environments that include storage management functionality offered by the Company's products, which could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition.

Dependence on New Software Products; Rapid Technological Change

     The network storage management market is characterized by rapid technological change, changing customer needs, frequent new software product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products obsolete and unmarketable. The Company's future success will depend upon its ability to develop and introduce new software products (including new releases, applications and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the Company will be successful in developing and marketing new products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products, or that its new products will adequately meet the requirements of the marketplace or achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially adversely affected. The Company currently has plans to introduce and market several potential new products in the next twelve months. Some of the Company's competitors currently offer certain of these potential new products. Due to the complexity of client/server software and the difficulty in gauging the engineering effort required to produce these potential new products, such potential new products are subject to significant technical risks. There can be no assurance that such potential new products will be introduced on a timely basis or at all. In the past, the Company has experienced delays in the commencement of commercial shipments of its new products, resulting in customer frustrations and delay or loss of product revenues. If potential new products are delayed or do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. The Company has also, in the past, experienced delays in purchases of its products by customers anticipating the launch of new products by the Company. There can be no assurance that material order deferrals in anticipation of new product introductions will not occur, which could have a material adverse effect upon the Company's business, operating results and financial condition.

     Software products as complex as those offered by the Company may contain undetected errors or failures when first introduced or as new versions are released. The Company has in the past discovered software errors in certain of its new products after their introduction and has experienced delays or lost revenues during the period required to correct these errors. Although the Company has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Risks Associated with Reliance on Enterprise License Transactions;
     Resellers; Strategy of Expanding OEM Channel

     An integral part of the Company's strategy is to pursue larger enterprise license transactions with corporate customers. As there has been an increasing number of larger enterprise license transactions, which may often include product license, service and support components, the Company's operating results are sensitive to the timing of such orders. These transactions are typically difficult to manage and predict. The execution of such larger enterprise license transactions typically involves significant technical evaluation and commitment of capital and other resources, with the delays frequently associated with customers' internal procedures, including delays to approve large capital expenditures, to implement the deployment of new technologies within their networks, and to test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the completing an enterprise license transaction is typically lengthy, generally lasting three to six months, is subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, that are beyond the Company's control, and varies substantially from transaction to transaction. Due to the lengthy sales cycle and the large size of certain transactions, if orders forecasted for a specific transaction for a particular quarter are not realized in that quarter, the Company's operating results for that quarter may be adversely affected. There can be no assurance that the Company will continue to complete or increase the number of such larger enterprise license transactions, and the inability to do so could materially adversely affect the Company's business, operating results and financial condition.

     The Company relies significantly on its distributors, systems integrators and value added resellers (collectively, "resellers") for the marketing and distribution of its products. The Company's agreements with resellers are generally not exclusive and in many cases may be terminated by either party without cause. Many of the Company's resellers carry product lines that are competitive with those of the Company. There can be no assurance that these resellers will give a high priority to the marketing of the Company's products (they may, in fact, give a higher priority to other products, including the products of competitors) or that they will continue to carry the Company's products. Events or occurrences of this nature could materially adversely affect the Company's business, operating results and financial condition. The Company's results of operations could also be materially adversely affected by changes in reseller inventory strategies, which could occur rapidly, and in many cases, may not be related to end user demand. There can be no assurance that the Company will retain any of its current resellers, nor can there be any assurance that the Company will be successful in recruiting replacement or new organizations to represent it. Any such changes in the Company's distribution channels could materially adversely affect the Company's business, operating results and financial condition.

     The Company's strategy is also to increase the proportion of the Company's customers licensed through OEMs. The Company is currently investing, and intends to continue to invest, resources to develop this channel, which could materially adversely affect the Company's operating margins. There can be no assurance that the Company will be successful in its efforts to increase the revenues represented by this channel. The Company is dependent upon its OEMs' ability to develop new products, applications and product enhancements on a timely and cost-effective basis that will meet changing customer needs and respond to emerging industry standards and other technological changes. There is no assurance that the Company's OEMs will effectively meet these technological challenges. These OEMs are not within the control of the Company, may incorporate into their products the technologies of other companies in addition to those of the Company and are not obligated to purchase products from the Company. In addition, the Company's OEMs generally have exclusive rights to the Company's technology on their respective platforms, subject to certain minimum royalty obligations. There can be no assurance that any OEM will continue to carry the Company's products, and the inability to recruit, or the loss of, important OEMs could materially adversely affect the Company's business, operating results and financial condition.

International Operations; Risks Associated with International Sales

     The Company  believes  that its  continued  growth and  profitability  will require further expansion of its international operations. In order to successfully expand international sales, the Company must establish additional foreign operations, hire additional personnel and recruit additional international resellers. This will require significant management attention and financial resources and could materially adversely affect the Company's operating margins. To the extent that the Company is unable to effect these additions in a timely manner, the Company's growth, if any, in international sales will be limited, and the Company's business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that the Company will be able to maintain or increase international market demand for the Company's products. The Company's international sales are currently denominated in U.S. dollars. An increase in the value of the U.S. dollar relative to foreign currencies could make the Company's products more expensive and, therefore, potentially less competitive in those markets. In some markets, localization of the Company's products is essential to achieve market penetration. The Company may incur substantial costs and experience delays in localizing its products, and there can be no assurance that any localized product will ever generate significant revenues. In addition, the Company relies significantly on its distributors and other resellers in international sales efforts. Since these distributors and other resellers are not employees of the Company and typically do not offer the Company's products exclusively, there can be no assurance that they will continue to market the Company's products. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, lack of acceptance of localized products, if any, in foreign countries, longer accounts receivable payment cycles, difficulties in managing international operations, potentially adverse tax consequences including restrictions on the repatriation of earnings, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, the Company's business, operating results and financial condition.

Management of Expanding Operations

     The Company has recently experienced a period of significant expansion of its operations that has placed a significant strain upon its management systems and resources. In addition, the Company has recently hired a significant number of employees, and plans to further increase its total headcount. The Company also plans to expand the geographic scope of its customer base and operations. This expansion has resulted and will continue to result in substantial demands on the Company's management resources. From time to time, the Company receives customer complaints about the timeliness and accuracy of customer support. Although the Company plans to add customer support personnel in order to address current customer support needs and intends to closely monitor progress in this area, there can be no assurance that these efforts will be successful. If the Company's efforts are not successful, the Company's business, operating results and financial condition could be materially adversely affected. The Company's ability to compete effectively and to manage future expansion of its operations, if any, will require the Company to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its employee work force. There can be no assurance that the Company will be able to do so successfully. The Company's failure to do so could have a material adverse effect upon the Company's business, operating results and financial condition.

     In addition, on August 6, 1998, the Company consummated its acquisition of Software Moguls, Inc. ("SMI"), a developer of advanced backup-retrieval products for the Windows NT and UNIX environments based in Eden Prairie, Minnesota with 32 employees. The Company expects that it will face numerous challenges in integrating the SMI operations and employees into the Company. If such integration is not successful, the Company's business, operating results and financial condition could be materially adversely affected.

Dependence Upon Key Personnel

     The Company's future performance also depends in significant part upon the continued service of its key technical and senior management personnel, none of whom is bound by an employment agreement. The loss of the services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and managerial employees or that it can attract, assimilate or retain other highly qualified technical and managerial personnel in the future.

Dependence on Growth in the Network Storage Management Market;
     General Economic and Market Conditions

     All of the Company's business is in the network storage management market, which is still an emerging market. The Company's future financial performance will depend in large part on continued growth in the number of organizations adopting network storage management solutions for their client/server computing environments. There can be no assurance that the market for network storage management will continue to grow. If the network storage management market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, operating results and financial condition would be materially adversely affected. During recent years, segments of the computer industry have experienced significant economic downturns characterized by decreased product demand, production overcapacity, price erosion, work slowdowns and layoffs. The Company's operations may in the future experience substantial fluctuations from period-to-period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers, and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect on the Company's business, operating results or financial condition.

Dependence on Proprietary Technology; Risks of Infringement

     The Company depends significantly upon proprietary technology. The Company relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under patent, trade secret and copyright laws, which afford only limited protection. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and although the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In licensing its products (other than in enterprise license transactions), the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology, duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

     There have also been substantial amounts of litigation in the software industry regarding intellectual property rights. The Company has from time to time received claims that it is infringing third parties' intellectual property rights, and there can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Product Liability

     The Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims. In licensing its products (other than in enterprise license transactions), the Company relies primarily on "shrink wrap" licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of certain jurisdictions. As a result of these and other factors, the limitation of liability provisions contained in the Company's license agreements may not be effective. The Company's products can be used to manage data critical to organizations, and, as a result, the sale and support of products by the Company may entail the risk of product liability claims. A successful product liability claim brought against the Company could have a material adverse effect upon the Company's business, operating results and financial condition.

Year 2000 Compliance

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies will need to be upgraded to comply with such "Year 2000" requirements. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance.

     The Company has conducted Year 2000 compliance reviews for current versions of the Company's products. The review includes assessment, implementation, validation testing and contingency planning. The Company continues to respond to customer concerns about prior versions of the Company's products on a case-by-case basis. Although the Company believes its software products are Year 2000 compliant, there can be no assurance that the Company's software products contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates. If the Company's software products do not contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates, it would have a material adverse effect on the Company's business, operating results and financial condition.

     The Company has tested software obtained from third parties that is incorporated into the Company's products, and is seeking assurances from vendors that licensed software is Year 2000 compliant. Despite testing by the Company and by current and potential customers, and assurances from developers of products incorporated into the Company's products, such products may contain undetected errors or defects associated with Year 2000 date functions. Known or unknown errors or defects in our products may result in delay or loss of revenue, diversion of development resources, damage to the Company's reputation, or increased service and warranty costs, any of which could materially adversely affect the Company's business, operating results, or financial condition.

     The Company does not currently have any information concerning the Year 2000 compliance status of our customers. As is the case with other similarly situated software companies, if our current or future customers fail to achieve Year 2000 compliance or if they divert technology expenditures to address Year 2000 compliance problems, the Company's business, results of operations, or financial condition could be materially adversely affected.

     The Company has  initiated  an  assessment  of material  internal  systems.
Although the Company believes the software and hardware it uses internally comply with Year 2000 requirements and is not aware of any material operational issues or costs associated with preparing its internally used software and hardware for the Year 2000, there can be no assurances that the Company will not experience serious, unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems. The occurrence of any of the foregoing could have a material adverse effect on the Company's business, operating results or financial condition.

     The Company has funded its Year 2000 compliance review from operating cash flows and has not separately accounted for these costs in the past. The Company will incur additional amounts related to the Year 2000 compliance review for administrative personnel to manage the review, outside contractor assistance, technical support for our products, product engineering and customer satisfaction. However, management does not anticipate that the Company will incur significant operating expenses or be required to invest heavily in computer systems improvements to be Year 2000 compliant.

Possible Volatility of Stock Price

     The trading price of the Company's common stock has been subject to wide fluctuations. The trading price of the Company's common stock could be subject to wide fluctuations in the future in response to quarterly variations in operating results, announcements of technological innovations or new products, applications or product enhancements by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's common stock.

                                 USE OF PROCEEDS


     The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS


         The following table sets forth certain information, as of September __, 1998, with respect to the number of shares of Common Stock owned by the Selling Stockholders and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

         The Shares being offered by the Selling Stockholders were acquired from the Company in the Company's acquisition of Software Moguls, Inc., pursuant to the Reorganization Agreement on August 6, 1998. The Common Stock was issued pursuant to an exemption from the registration requirements of the Securities Act. The Selling Stockholders represented to the Company that they were acquiring the Shares for investment and with no present intention of distributing the Shares.

         The Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions. The Company has agreed to use commercially reasonable efforts to keep such Registration Statement effective until the earlier of such time as (i) all the shares have been sold or (ii) all the Shares may be sold under Rule 144 of the Securities Act in any three-month period.

         The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below:

                                  Shares Beneficially Owned                             Shares Beneficially Owned
                                      Prior to Offering                                    After the Offering

Name and Address of               Number of                      Number of Shares     Number of
Selling Stockholders               Shares        Percent(1)        Being Offered        Shares       Percent(1)
---------------------               ------        -------           -------------       ------        -------
Estate of Vinod Gupta                  90,036        *                 90,036                0        -
(Pratibha Gupta, Personal
Representative)
14835 Cherry Lane
Minnetonka, MN 55345

Charu Gupta                            30,012        *                 30,012                0        -
14835 Cherry Lane
Minnetonka, MN 55345

Shalini Gupta                          30,012        *                 30,012                0        -
14835 Cherry Lane
Minnetonka, MN 55345

Sunil S. and Vashuda                   69,927        *                 69,927                0        -
Khadilkar JTWROS
17205 Vantage Court
Eden Prairie, MN 55347

Sunil Khadilkar as Custodian           15,006        *                 15,006                0        -
for Harshad S. Khadilkar
under MN UTMA
17205 Vantage Court
Eden Prairie, MN 55347

Sunil Khadilkar, as Custodian          15,006        *                 15,006                0        -
for Himanshu Khadilkar under
MN UTMA
17205 Vantage Court
Eden Prairie, MN 55347

TOTAL                                 249,999          * %            249,999                0          - %
                                      =======          ==             =======              ====          ==

-----------------
*    Less than 1%

(1) Applicable percentage ownership is based upon 37,278,126 shares of Common Stock outstanding on September 18, 1998 and option shares outstanding immediately prior to and immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 18, 1998 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

                              PLAN OF DISTRIBUTION

         The Company is registering the Shares offered by the Selling Stockholders hereunder pursuant to contractual registration rights contained in the Registration Rights Agreement, dated July 30, 1998, by and among the Company and the Selling Stockholders (the "Registration Rights Agreement"). The Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time as described below. The Company has agreed to use commercially reasonable efforts to keep such Registration Statement effective until the earlier of such time as (i) all the Shares have been sold or (ii) all the Shares may be sold under Rule 144 of the Securities Act in any three-month period.

         The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Stockholders from time to time in transactions in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if it acts as agent for the purchase of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares. Brokers-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

         Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders.

         The Selling Stockholders will pay all commissions and other expenses associated with the sale of Shares by them. The Shares offered hereby are being registered pursuant to contractual obligations of the Company under the Registration Rights Agreement, and the Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has not made any underwriting arrangements with respect to the sale of Shares offered hereby.

                                  LEGAL MATTERS


         The legality of the securities offered hereby will be passed upon for the Company by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

                                     EXPERTS


         The consolidated balance sheets of the Company as of December 31, 1997, and 1996 and the consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

No dealer, salesperson, Selling Stockholders or any other person has been authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of the Prospectus.


                                 249,999 Shares


                              LEGATO SYSTEMS, INC.


                                  Common Stock


                                  -------------


                               September ___, 1998

                                 --------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

          Securities and Exchange Commission Registration Fee..................         $3,614
          Legal Fees and Expenses..............................................          4,000
          Accounting Fees and Expenses.........................................          1,000
          Transfer Agent and Registrar Fees....................................            500
          Miscellaneous........................................................            500
                                                                                    ----------
               Total...........................................................         $9,614
                                                                                        ======

Item 15.  Indemnification of Officers and Directors.

         Section 145 of the Delaware General Corporation law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the DGCL, the Company's Certificate of Incorporation ("Certificate") contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty as a director. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article XI of the Company's Certificate and Article VII, Section 6 of the Company's Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law.

         The Company has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 16.  Exhibits.

         The exhibits listed in the Exhibit Index as filed as part of this Registration Statement.

         (a)  Exhibits

Exhibit
Number      Description
2.1         Agreement  and Plan of  Reorganization  dated July 30, 1998,  by and among  Legato  Systems,  Inc.,  Aspen  Acquisition  Corp.,  Software
            Moguls, Inc., Sunil Khadilkar (as Shareholder Representative), Louis
            C.
            Cole (as Escrow Agent) and the Selling Stockholders.
3.1 (1)     Amended and Restated Certificate of Incorporation of the Registrant,
            as amended to date
3.2 (2)     Amended and Restated Bylaws of the Registrant adopted on May 23,1997
3.3 (3)     Form of Certificate of Designation filed in connection with Rights
            Agreement, dated May 23, 1997
4.1         Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)     Specimen Common Stock Certificate
4.6 (4)     Restated Investor Rights Agreement,  dated September 8, 1993, among the Registrant and the investors and the founders named therein, as amended January 28, 1994 and February 13, 1995
4.7 (3)     Rights Agreement, dated May 23, 1997 between the Company and Harris
            Trust and Savings Bank, including the Certificate of Designation of
            Series A Junior Participating Preferred Stock, Form of Right
            Certificate and Summary of Rights to Purchase Preferred Shares
            attached thereto as Exhibit A, B and C, respectively.
4.8         Registration Rights Agreement dated September 29, 1998
4.9         Affiliates Agreement dated July 30, 1998
5.1         Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
            Hachigian, LLP.
23.1        Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP (included in the opinion filed as Exhibit 5.1).
24.1        Power  of  Attorney  (reference  is  made  to the  signature  page of this Registrant Statement).
27.1        Financial Data Schedule

-------------------

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form 8-K, dated June 6, 1997.

(3)  Incorporated by reference to the registrant's Form 8-A, dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).



Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 29th day of September, 1998.

                                         LEGATO SYSTEMS, INC.


                                         By:   /s/   Louis C. Cole
                                              Louis C. Cole
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Louis C. Cole and Stephen C. Wise, and each of them, the lawful attorneys and agents, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable Legato Systems, Inc., a Delaware corporation, to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                                 Date
                ---------                                       -----                                 ----
/s/  Louis C. Cole                           Chairman of the Board, President and Chief        September 29, 1998
----------------------------------------
Louis C. Cole                                Executive Officer (Principal Executive
                                             Officer)
/s/  Stephen C. Wise                         Senior Vice President, Finance and                September 29, 1998
----------------------------------------
Stephen C. Wise                              Administration and Chief Financial Officer
                                             (Principal Financial and Accounting Officer)
/s/  Eric A. Benhamou                        Director                                          September 29, 1998
----------------------------------------
Eric A. Benhamou
/s/  Kevin A. Fong                           Director                                          September 29, 1998
----------------------------------------
Kevin A. Fong
/s/  David N. Strohm                         Director                                          September 29, 1998
----------------------------------------
David N. Strohm
/s/  Phillip E. White                        Director                                          September 29, 1998
----------------------------------------
Phillip E. White

                                  Exhibit Index


Exhibit
Number      Description
2.1         Agreement  and Plan of  Reorganization  dated July 30, 1998,  by and among  Legato  Systems,  Inc.,  Aspen  Acquisition  Corp.,  Software
            Moguls, Inc., Sunil Khadilkar (as Shareholder Representative), Louis
            C. Cole (as Escrow Agent) and the Selling Stockholders.
3.1 (1)     Amended and Restated Certificate of Incorporation of the Registrant,
            as amended to date
3.2 (2)     Amended and Restated Bylaws of the Registrant adopted on May 23,1997
3.3 (3)     Form of Certificate of Designation filed in connection with Rights
            Agreement, dated May 23, 1997
4.1         Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)     Specimen Common Stock Certificate
4.6 (4)     Restated Investor Rights Agreement,  dated September 8, 1993, among the Registrant and the investors and the founders named therein, as amended January 28, 1994 and February 13, 1995
4.7 (3)     Rights Agreement, dated May 23, 1997 between the Company and Harris
            Trust and Savings Bank, including the Certificate of Designation of
            Series A Junior Participating Preferred Stock, Form of Right
            Certificate and Summary of Rights to Purchase Preferred Shares
            attached thereto as Exhibit A, B and C, respectively.
4.8         Registration Rights Agreement dated September 29, 1998
4.9         Affiliates Agreement dated July 30, 1998
5.1         Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
            Hachigian, LLP.
23.1        Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP (included in the opinion filed as Exhibit 5.1).
24.1        Power  of  Attorney  (reference  is  made  to the  signature  page of this Registrant Statement).
27.1        Financial Data Schedule

-------------------

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form 8-K, dated June 6, 1997.

(3) Incorporated by reference to the registrant's Form 8-A, dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).

                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              LEGATO SYSTEMS, INC.,

                            ASPEN ACQUISITION CORP.,

                             SOFTWARE MOGULS, INC.,

               SUNIL KHADILKAR (AS SHAREHOLDERS' REPRESENTATIVE),

                       LOUIS C. COLE (AS ESCROW AGENT) AND

                          THE UNDERSIGNED STOCKHOLDERS


                                  July 30, 1998

                                TABLE OF CONTENTS


                                                                                      Page

ARTICLE I  THE MERGER..................................................................2
         1.1  The Merger...............................................................2
         1.2  Closing; Effective Time..................................................2
         1.3  Effect of the Merger.....................................................2
         1.4  Articles of Incorporation; Bylaws........................................2
         1.5  Directors and Officers...................................................2
         1.6  Effect on Capital Stock..................................................3
         1.7  Surrender of Certificates................................................4
         1.8  No Further Ownership Rights in Target Capital Stock......................6
         1.9  Lost, Stolen or Destroyed Certificates...................................6
         1.10  Tax and Accounting Consequences.........................................6
         1.11  Exemption from Registration.............................................6
         1.12  Taking of Necessary Action; Further Action..............................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET...................................7
         2.1  Organization, Standing and Power.........................................7
         2.2  Capital Structure........................................................8
         2.3  Authority................................................................8
         2.4  Business Plan............................................................9
         2.5  Financial Statements.....................................................9
         2.6  Absence of Certain Changes..............................................10
         2.7  Absence of Undisclosed Liabilities......................................10
         2.8  Accounts Receivable.....................................................10
         2.9  Litigation..............................................................11
         2.10  Restrictions on Business Activities....................................11
         2.11  Governmental Authorization.............................................11
         2.12  Title to Property......................................................11
         2.13  Intellectual Property..................................................12
         2.14  Environmental Matters..................................................14
         2.15  Taxes..................................................................14
         2.16  Employee Benefit Plans.................................................16
         2.17  Employees and Consultants..............................................18
         2.18  Related-Party Transactions.............................................20
         2.19  Insurance..............................................................20
         2.20  Compliance with Laws...................................................20
         2.21  Brokers' and Finders' Fees.............................................20
         2.22  Stockholders Agreement; Irrevocable Proxies............................20
         2.23  Vote Required..........................................................21
         2.24  Inventory..............................................................21
         2.25  Trade Relations........................................................21
         2.26  Customers and Suppliers................................................21
         2.27  Material Contracts.....................................................22
         2.28  No Breach of Material Contracts........................................23
         2.29  Third-Party Consents...................................................23
         2.30  Minute Books...........................................................23
         2.31  Complete Copies of Materials...........................................23
         2.32  Representations Complete...............................................23
         2.33  India Sub Material Liabilities.........................................24
         2.34  Securities and Representations.........................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
             AND MERGER SUB...........................................................25
         3.1  Organization, Standing and Power........................................25
         3.2  Capitalization and Voting Rights........................................25
         3.3  Authority...............................................................26
         3.4  SEC Documents; Financial Statements.....................................27

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................28
         4.1  Conduct of Business of Target and Acquiror..............................28
         4.2  Notices.................................................................30

ARTICLE V  ADDITIONAL AGREEMENTS......................................................31
         5.1  No Solicitation.........................................................31
         5.2  Shareholders Meeting or Consent Solicitation............................31
         5.3  Access to Information...................................................31
         5.4  Confidentiality.........................................................32
         5.5  Public Disclosure.......................................................32
         5.6  Consents; Cooperation...................................................32
         5.7  Pooling Accounting......................................................33
         5.8  Update Disclosure; Breaches.............................................33
         5.9  Stockholder Agreements..................................................33
         5.10  Irrevocable Proxies....................................................33
         5.11  Legal Requirements.....................................................34
         5.12  Tax-Free Reorganization................................................34
         5.13  Stock Options..........................................................34
         5.14  Listing of Additional Shares...........................................34
         5.15  Additional Agreements; Best Efforts....................................34
         5.16  Employee Benefits......................................................34
         5.17  Waiver of Preemptive Rights............................................35
         5.18  Preparation of Tax Return..............................................35

ARTICLE VI  CONDITIONS TO THE MERGER..................................................35
         6.1  Conditions to Obligations of Each Party to Effect the Merger............35
         6.2  Additional Conditions to Obligations of Target..........................36
         6.3  Additional Conditions to the Obligations of Acquiror....................37

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER..............................39
         7.1  Termination.............................................................39
         7.2  Effect of Termination...................................................40
         7.3  Expenses and Termination Fees...........................................41
         7.4  Amendment...............................................................41
         7.5  Extension; Waiver.......................................................41

ARTICLE VIII  ESCROW AND INDEMNIFICATION..............................................42
         8.1  Survival of Representations, Warranties and Covenants...................42
         8.2  Indemnity...............................................................42
         8.3  Escrow Fund.............................................................42
         8.4  Limitations.............................................................43
         8.5  Escrow Period...........................................................43
         8.6  Claims upon Escrow Fund.................................................43
         8.7  Objections to Claims....................................................44
         8.8  Resolution of Conflicts; Arbitration....................................44
         8.9  Shareholders' Representative............................................46
         8.10  Distribution Upon Termination of Escrow Period.........................46
         8.11  Actions of the Shareholders' Representative............................47
         8.12  Third-Party Claims.....................................................47
         8.13  Indemnity of Escrow Agent..............................................47
         8.14  Successor to Escrow Agent..............................................48

ARTICLE IX  GENERAL PROVISIONS........................................................48
         9.1  Notices.................................................................48
         9.2  Interpretation..........................................................49
         9.3  Counterparts............................................................50
         9.4  Entire Agreement; No Third Party Beneficiaries..........................50
         9.5  Severability............................................................50
         9.6  Remedies Cumulative.....................................................50
         9.7  Governing Law...........................................................50
         9.8  Assignment..............................................................51
         9.9  Rules of Construction...................................................51

SCHEDULES

Target Disclosure Schedule
Option Schedule

EXHIBITS

Exhibit A.........         -        Articles of Merger
Exhibit B.........         -        Exchange Ratio
Exhibit C.........         -        Affiliates Agreement
Exhibit D.........         -        Irrevocable Proxy
Exhibit E.........         -        [Intentionally Omitted]
Exhibit F.........         -        Acquiror's Legal opinion
Exhibit G.........         -        [Intentionally Omitted]
Exhibit H.........         -        Target's Legal opinion
Exhibit I.........         -        FIRPTA Notice


                      AGREEMENT AND PLAN OF REORGANIZATION



                  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 30, 1998, by and among Legato Systems, Inc., a Delaware corporation ("Acquiror"), Aspen Acquisition Corp., a Minnesota corporation ("Merger Sub"), Software Moguls, Inc., a Minnesota corporation ("Target"), Sunil Khadilkar as "Shareholders' Representative," Louis C. Cole as "Escrow Agent" and each of the undersigned stockholders of the Target (each a "Signing Stockholder" and, collectively, the "Signing Stockholders"). Certain other capitalized terms used in this Agreement are as defined herein.

                                    RECITALS

                  A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the shareholders and stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

                  B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target, no par value ("Target Capital Stock"), shall be converted into shares of common stock of Acquiror, $.0001 par value ("Acquiror Common Stock"), at the rate set forth herein.

                  C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

                  D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  E. The parties intend for the Merger to be accounted for as a pooling of interests.

                  F. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, all of the Affiliates (as defined herein) of Target are delivering to Acquiror irrevocable proxies to vote the shares of Target's Common Stock owned by such persons to approve the Merger and against any competing proposals.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the Minnesota Business Corporation Act ("Minnesota Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger, together with the required officers' certificates, with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of Minnesota Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

     (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Minnesota Law and such Certificate of Incorporation; provided, however, that
Article I of the Articles of Incorporation  shall be amended to read as follows:
"The name of the corporation is Software Moguls, Inc."

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

     1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

     (a) Conversion of Target Capital Stock. The maximum number of shares of Acquiror Common Stock to be issued or reserved for issuance in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock shall be 250,000 shares (the "Total Acquiror Shares"), reduced as a result of any Dissenting Shares (as defined below). No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding options to purchase shares of Target Common Stock ("Target Options"). Subject to the terms and conditions of this Agreement and the Articles of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock, at the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with the Minnesota Business Corporation Act, Sections 302A.471 and 302A.473 ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with item (i) of Exhibit B hereof (the "Exchange Ratio").

     (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, .0001 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, .0001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

     (e) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price.

     (f) Dissenters' Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Minnesota Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Minnesota Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Minnesota law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective
Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and the Articles of Merger less the number of shares allocable to such shareholder that have been or will be deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7 and Article VIII hereof.

     1.7 Surrender of Certificates.

     (a) Exchange Agent. Harris Trust and Savings Bank shall act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Acquiror to Provide Common Stock. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII hereof.

     (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section
8.3 hereof) a certificate or certificates representing ten percent (10%) of the Total Acquiror Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section
1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

     1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or to qualify for accounting treatment as a pooling of interests.

     1.11 Exemption from Registration. The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The registration of the shares with the Securities and Exchange Commission (the "SEC") and their resale shall be subject to the terms and conditions of a Affiliates Agreement attached hereto as Exhibit C (the "Affiliates Agreement").

     1.2 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

                  Target and the Signing Stockholders each jointly and severally represent and warrant to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule"). The Target Disclosure
Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In the remainder of this Article II, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and any and each of Target's subsidiaries (excluding India Sub), unless otherwise specifically set forth below or unless the context otherwise requires.

     2.1  Organization,  Standing  and  Power.  Target  is  a  corporation  duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except for Aspen India, , a subsidiary of Target located in Dehli, India ("India Sub"), Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Capital Structure. The authorized capital stock of Target consists of 500,000 shares of Common Stock, of which there were issued and outstanding as of the date of this Agreement, 150,000 shares of Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of an option outstanding as of the date of this Agreement under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 16,600 shares of Common Stock for issuance to Sunil Khadilkar upon exercise of his option. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its shareholders and (ii) to the best of Target's knowledge, among any of Target's shareholders or between any of Target's shareholders and any third party, except for the shareholders delivering Irrevocable Proxies (as defined below). True and complete copies of all agreements and instruments relating to or issued under the option granted to Sunil Khadilkar have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock was issued in compliance with all applicable federal and state securities laws.

     2.3 Authority.

     (a) Target has all requisite corporate power and authority to enter into this Agreement, the Articles of Merger, the Stockholders Agreement and the Escrow Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby the thereby. The execution and delivery this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents have been duly executed and delivered by Target, India Sub, Aspen India and the Signing Stockholders and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

     (b) Each of the Signing Stockholders has full power and authority to enter into this Agreement, the Stockholders Agreement and any Transaction Document, if applicable, and to consummate the transactions contemplated hereby and thereby, and each of such agreements or documents constitutes the valid and legally binding obligation of such Signing Stockholder, enforceable in accordance with their respective terms.

     (c)  The  execution  and  delivery  of  this  Agreement,  the  Stockholders
Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) to the extent that it does not have a Material Adverse Effect on Target, any Material Contract (as defined in Section 2.27), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

     (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4 Offering Memorandum. The Offering Memorandum prepared by the Platinum Group, Inc. previously delivered to each Acquiror has been prepared in good faith by the Target and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading.

     2.5 Financial Statements. Target has delivered to Acquiror its unaudited financial statements (balance sheet and statement of operations) for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the six-month period ended June 30, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject; in the case of the unaudited financing statements, to normal year-end audit adjustments which are, not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.6 Absence of Certain Changes. Since June 30, 1998, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target;
(ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any material increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants (viii) any agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).


     2.7 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended June 30, 1998 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the execution of this Agreement.


     2.8 Accounts Receivable. The accounts receivable shown on the Target Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business and have been collected or, to the best of our knowledge, are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Target. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

     2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), nor does Target have any reason to expect that any such activity, threat or allegation will be forthcoming. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Schedule. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

     2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

     2.11 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     2.12 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Target owns no real property.

     2.13 Intellectual Property. For purposes of this Section only, Target shall mean only Software Moguls, Inc. and not any of its subsidiaries; each of its subsidiaries, to the extent necessary, shall be identified specifically.

     (a)

     (i) Target owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (defined below) that is used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted ("Target Intellectual Property," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past) without any conflict with or infringement, violation, or misappropriation of any rights or property of others ("Infringement"). Such ownership, licenses and rights are exclusive.

     (ii) No Target Intellectual Property was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (A) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (B) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights").

     (iii) All copyrightable matter within Target Intellectual Property has been created by persons who were employees of Target at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto.

     (iv) Neither Target nor its India Sub have received any communication alleging or suggesting that or questioning whether Target has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does Target have any reason to expect that any such communication will be forthcoming.

     (b) To the extent included in Target Intellectual Property, Schedule 2.13(b) lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor),

     (i)      all patents and patent applications;

     (ii)      all registered and unregistered Marks; and

     (iii ) all registered and unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Target. Except as expressly identified in written documentation previously provided to Acquiror (including without limitation file wrappers), Target is not aware of any questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof) or with respect to the patentability of any claim of any of the foregoing patent applications.

     (c) There is, to the knowledge of Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target.

     (d) Target has taken all steps to protect and preserve the confidentiality of all Target Intellectual Property that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Target Confidential Information"). All use by and disclosure to employees or others of Target Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Except as set forth in Schedule 2.13(d), Target has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Source Materials (defined in Section 2.27).

     (e) Each current and former employee and contractor of Target has executed and delivered (and to the knowledge of Target is in compliance with) an enforceable agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder, or otherwise in connection with his or her consulting or employment, but not already owned by Target by operation of law) (copies of such agreements are included in the Schedules hereto).

     (f) To Target's knowledge, Target is not Using and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or (ii) any confidential information or trade secrets of any former employer of any such person.

     2.14 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws and to the best of Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et seq., the Hazardous Materials Transportation
Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

     2.15      Taxes.

     (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) except where the failure to file would not have a Material Adverse Effect on Target and all amounts shown due on such Tax Returns on or before the Effective Time (and all other material Taxes due and payable on or before the Effective Time) have been or will be paid on or before such date. The Target Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the Target Balance Sheet Date and Target has not and will not incur any Tax liability in excess of the amount reflected on the Target Balance Sheet included in the Target Financial Statements with respect to such periods, other than Taxes incurred in the ordinary course of its business following the Target Balance Sheet, and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after June 30, 1998 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since June 30, 1998 has been incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

     (b) Target has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns for the periods beginning on or after January 1, 1991. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. No Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1994. in the case of the United States have been examined and such Taxable years are now closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. Section1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Target shareholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has elected pursuant to
Section 1362 of the Code to be treated as an "S" corporation (the "Subchapter S Election"), commencing January 1, 1987, and the Target and the shareholders of the Target have reported income and filed tax returns consistently therewith since that date. The Target's Subchapter S Election shall remain in effect until terminated by the Merger. The Target has not had and does not expect to have liability or any potential or deferred liability for Taxes pursuant to Section 1371(d)(2), Section 1374 or Section 1375 of the Code, nor has the Target been subjected to any other taxes (other than state income taxes) imposed pursuant to or resulting from its Subchapter S Election. Apart from thereafter subjecting the Target to income taxation, termination of the Subchapter S Election will not have a Material Adverse Effect on the Target, its financial condition, or its business as presently conducted or proposed to be conducted or any of its properties or material assets. All material elections with respect to Target's Taxes made during the fiscal years ending, December 31, 1995, 1996 and 1997 are reflected on the Target Tax Returns for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a) and (b)) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

     (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.15, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

     2.16 Employee Benefit Plans.

     (a) For all purposes under this Section 2.16 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in Schedule 2.16 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

     (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

     (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     (b) Neither Target nor any ERISA Affiliate has, since January 1, 1992, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

     (c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

     (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

     (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

     (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

     (1) The most recent summary plan description, as described in section 102 of ERISA;

     (2) Any  summary of material  modifications  that has been  distributed  to
participants  but  has  not  been   incorporated  in  an  updated  summary  plan
description furnished under Subparagraph (1) above; and

     (3) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared and filed; and

     (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

     (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied in all material respects.

     (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied in all material respects.

     (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied in all material respects.

     (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the (i) extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder; or (ii) operational or other defects which may be corrected under applicable procedures provided by the Internal Revenue Code that would not have a Material Adverse Effect. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) in all material respects and the applicable provisions of ERISA and the Code and the regulations thereunder except such operational or other defects which may be corrected under applicable procedures provided under ERISA or by the Internal Revenue Service that would not have a Material Adverse Effect.

     (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

     (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

     2.17 Employees and Consultants.

     (a) Target has provided Acquiror with a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual and of all consultants engaged by the Company and the consulting fee payable to each such individual. The
Target Disclosure Schedule contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

     (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor dispute. Target does not have any pending or threatened litigation with any of its employees.

     (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

     (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

     (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

     (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

     (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint.

     (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

     (i) Except to the extent it would not have a Material Adverse Effect, Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

     (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

     2.18 Related-Party Transactions. No employee, officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

     2.19 Insurance. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.20 Compliance with Laws. Target has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

     2.21 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.22 Stockholders Agreement; Irrevocable Proxies. All of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act, and holders of more than 90% of all shares of Target Common Stock issued and outstanding have agreed in writing to vote for approval of the Merger pursuant to voting agreements attached hereto as Exhibit C ("Affiliates Agreement"), and all of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act have agreed in writing to vote for approval of the Merger pursuant to the Irrevocable Proxies attached hereto as Exhibit D ("Irrevocable Proxies").

     2.23 Vote Required. The affirmative vote of the holders of 90% of each class of the shares of Target Capital Stock outstanding on the record date set for the Target Shareholders Meeting is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.24 Inventory. The inventories shown on the Target Balance Sheet or thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since June 30, 1998, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since June 30, 1998, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for June 30, 1998, the inventory of Target in the distribution channel does not exceed an aggregate of $10,000.

     2.25 Trade Relations. Target has not within the past three years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Target's knowledge, threatened against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Target's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

     2.26 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after January 1, 1998 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     2.27 Material  Contracts.  Except for the material  contracts  described in
Schedule 2.27 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:

     (a)  any  distributor,   sales,   advertising,   agency  or  manufacturer's
representative contract;

     (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

     (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

     (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

     (d) any contract for capital expenditures in excess of $10,000 in the aggregate;

     (e) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

     (g) any contract pursuant to which Target leases any real property;

     (h) any contract pursuant to which the Target is a lessor of any machinery,
equipment,  motor  vehicles,  office  furniture,   fixtures  or  other  personal
property;

     (i) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Code;

     (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

     (k) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Target Intellectual Property;

     (l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property or (B) any Target Intellectual Property;

     (m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

     (n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof.

     2.28 No Breach of Material Contracts. The Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.26(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.29 Third-Party Consents. Schedule 2.29 lists all contracts that require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee (the "Contracts Requiring Novation or Consent to Assignment"). Such list is complete and accurate.

     2.30 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.31 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

     2.32 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.33 India Sub Material Liabilities. Target has no liability or obligation, absolute or contingent (individually or in the aggregate) as a result of Target's ownership of stock of, or relationship to, the India Sub, except obligations and liabilities to India Sub incurred in the ordinary course of business.

     2.34 Securities and Representations. The Signing Stockholders hereby represent and warrant that:

     (a) Authorization. Such Stockholder has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (b) Purchase Entirely for Own Account. This Agreement is made with such Stockholder in reliance upon such Stockholder's representation to the Target, which by such Stockholder's execution of this Agreement such Stockholder hereby confirms, that the Acquiror Stock to be received by such Stockholder (the "Securities") will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     (c) Investment Experience. Such Stockholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Stockholder also represents it has not been organized for the purpose of acquiring the Securities.

     (d) Accredited Investor. Such Stockholder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     (e) Restricted Securities. Such Stockholder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Target in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Stockholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     (f) Further Representations by Foreign Stockholders. If a Stockholder is not a United States person, such Stockholder hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Stockholder's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

                  Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, [except as set forth in the disclosure schedule delivered by Acquiror to Target to prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III.] Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror and Merger Sub, respectively. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target.

     3.2 Capitalization and Voting Rights. As of June 30, 1998, the authorized capital of Acquiror consists of:

     (a) Preferred Stock. 5,000,000 shares of Preferred Stock, par value $0.0001 (the "Preferred Stock"), none of which shares are issued and outstanding.

     (b) Common Stock. 100,000,000 shares of common stock, par value $0.0001 ("Common Stock"), of which 36,613,735 shares are issued and outstanding.

     (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

     (d) Except for currently outstanding options to purchase 5,631,681 shares of Common Stock granted to employees and other service providers pursuant to Acquiror's 1995 Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Acquiror of any shares of its capital stock. In addition to the aforementioned options, Acquiror has reserved an additional 2,549,080 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. Acquiror is not a party or subject to any agreement or understanding, and, to the best of Acquiror's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Acquiror.

     3.3 Authority.

     (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub.

     (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Aspen Acquisition Corp., as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Aspen Acquisition Corp. or their properties or assets.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Aspen Acquisition Corp. in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a registration statement on Form S-3 or other applicable form, (iii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

     3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since June 30, 1996, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor Aspen Acquisition Corp. is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and Aspen Acquisition Corp. at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Acquiror), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

     (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

     (c) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

     (d) Stock Option Plans, etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

     (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

     (f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

     (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

     (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, other than the closing of the sale of the [India Sub] stock in accordance with the Stock Purchase Agreement dated April 21, 1998;

     (i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (j) Leases. Enter into any operating lease requiring payments in excess of $10,000;

     (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

     (l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $10,000 in the aggregate;

     (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

     (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

     (o) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in ERISA Section 3(3) that may be required by law;

     (p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

     (q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

     (r) Taxes. Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

     (s) Pooling. Take any action, that would be reasonably expected to interfere with Acquiror's ability to account for the Merger as a pooling of interests under generally accepted accounting principles; (t) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (u) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through


     (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.2 Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time, Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

     (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     5.2 Shareholders Meeting or Consent Solicitation. Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its shareholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals on or prior to July 6, 1998. Target will, through its Board of Directors, recommend to its shareholders approval of such matters as soon as practicable after the date hereof. Target shall use all reasonable efforts to solicit from its shareholders proxies or consents in favor of such matters.

     5.3 Access to Information.

     (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

     (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.


     (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated June __, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD. All nonpublic information provided by Acquiror and Target will not be disclosed by either party or their representatives to any third party (other than accountants, counsel and authorized representatives of each party) without the prior written consent of the other, except as may be required by law.

     5.6 Consents; Cooperation.

     (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust or fair trade law.

     (b) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

     5.7 Pooling Accounting. Acquiror and Target shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests and to take such action as may be reasonably necessary to permit such treatment. Each of Acquiror and Target shall use its best efforts (i) to cause its respective "Affiliates" (as defined in Section 5.9) not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests and (ii) to cause Acquiror's auditors to deliver the letter referred to in Section 6.3(g) of this Agreement.

     5.8 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, Target shall promptly notify Acquiror, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice, provided that such party, within ten days after receipt of such notice, advises the other party of its objection to the matter disclosed in such notice and the nature of such objection.

     5.9 Affiliates Agreements. Prior to the execution of this Agreement, Target will provide to the Acquiror a list of those persons who are, in Target's reasonable judgment, "affiliates" of Target, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of the Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Target shall provide to the Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list and shall notify the Acquiror in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Target shall, on behalf of Acquiror and pursuant to the request of Acquiror, cause to be delivered to Acquiror, concurrently with the execution of this Agreement, from each of the shareholders of Target (including each of the Affiliates of Target), an executed agreement, in the form attached hereto as Exhibit C ("Affiliates Agreement"). Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of the Stockholders Agreement.

     5.10 Irrevocable Proxies. Target shall, on behalf of Acquiror and pursuant to the request of Acquiror, cause each of the Affiliates of Target to execute and deliver to Acquiror an Irrevocable Proxy substantially in the form of Exhibit D attached hereto concurrently with the execution of this Agreement.

     5.11 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.12 Tax-Free Reorganization. Neither Target, Acquiror nor Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

     5.13 Stock Options. At the Effective Time, each outstanding option to purchase shares of Target Common Stock, whether vested or unvested, shall have been exercised, expired, or terminated. Target has delivered to Acquiror a schedule (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date.

     5.14 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares.

     5.15 Additional Agreements; Best Efforts. Each of the parties agrees to use their best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Target described in Section 5.2, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.16 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger but, in any event, not before January 1, 1999. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall use reasonable efforts to give full credit for eligibility or vesting for each participant's period of service with Target. Prior to January 1, 1999, Acquiror agrees to continue Target's existing benefit programs substantially as currently provided, except that no commitment is made with respect to the 401(k) Plan and Dental Plan.

     5.17 Waiver of Preemptive Rights. The Signing Stockholders hereby agree to waive all preemptive rights under Minnesota law and otherwise which may arise as a result of the exercise by Sunil Khadilkar of his option to purchase 16,600 shares of Target.

     5.18 Preparation of Tax Return. Acquiror agrees to cause Surviving Corporation to timely prepare federal and state tax returns for the Target's tax year ending as a result of the Merger. Acquiror agrees to provide the Shareholders' Representative (as defined in Section 8.9) an opportunity to review and comment upon such returns prior to filing. Acquiror agrees not to cause Surviving Corporation to amend the federal and state tax returns of Target without the consent of Shareholders' Representative.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of one hundred percent (100%) of the shares of Target Capital Stock outstanding as of the record date set for the Target Shareholders Meeting or solicitation of shareholder consents, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of Target as is required by the terms of Section 280G(b)(5)(B).

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

     (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws.

     (d) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger should constitute a reorganization within the meaning of Section 368 of the Code. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's shareholders shall make) reasonable representations related thereto in letters addressed to Target and Acquiror and in the forms satisfactory to legal counsel for both Target and Acquiror.

     (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror shall have been made.

     6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

     (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

     (i) all representations and warranties made by Acquiror under this Agreement are true and complete in all material respects; and

     (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

     (c) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form attached as Exhibit F hereto.

     6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

     (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

     (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

     (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.29 hereto, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target.

     (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

     (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit H.

     (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole.

     (g) Pooling Letter from Acquiror's Accountants. Acquiror shall have received a letter from Acquiror's auditors, dated as of the Closing Date, reasonably satisfactory in form and substance to Acquiror, to the effect that Acquiror may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     (h) Affiliate Agreements. Acquiror shall have received from the Affiliates of Target an executed Stockholders Agreement in substantially the form attached hereto as Exhibit C.

     (i) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit I attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit I attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     (j) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

     (k) Proprietary Information and Inventions Agreements. All of the employees of Target shall have entered into a Proprietary Information and Inventions Agreements in a form reasonably acceptable to Acquiror.

     (l) Tax Free Transaction. The Merger shall qualify as a "tax free transaction" in accordance with Section 368 of the Internal Revenue Code, as amended, and the Treasury Regulations thereunder.

     (m) Securities Exemption. The Acquiror shares to be issued in the Merger shall be exempt from registration under the Securities Act of 1933, as amended.

     (n) 401(k) Plan. By resolution of Target's board of directors, Target shall terminate its 401(k) Profit Sharing Plan effective as of a date prior to the Closing and shall take all necessary steps to effect such termination following the Closing, in compliance with the requirements of ERISA.


     (o) Khalidkar Employment Agreement. Sunil Khalidkar shall have entered into an Employment Agreement in a form mutually acceptable to Acquiror and Sunil Khadilkar.

     (p) Share Exchange Spreadsheet. The Target shall have delivered to Acquiror a schedule of the shares exchanged pursuant to the Merger Agreement with columns including (i) the amount of Target shares held by each of the Signing Shareholders immediately prior to the Merger, (ii) the amount of Acquiror shares to be received by each of the Signing Shareholders upon the Closing of the Merger and (iii) the amount of Acquiror shares to be held in Escrow for each of the Signing Shareholders upon the Closing of the Merger.

     (q)  Consulting   Agreements.   All  consultants  retained  by  Target  who
previously worked for India Sub shall have entered into Consulting Agreements with the Target in a form reasonably acceptable to Acquiror.

     (r) Technology Assignment Agreement. All current and former employees and consultants of Target shall have assigned all right, title and interest in and to any Target Intellectual Property to Target.


     (s) Vaynerman Consultant Agreement. Mr. Vaynerman shall have entered into an Amended Consulting Agreement with the Target in a form reasonably acceptable to Acquiror.

     (t) Wilson  Employment  Agreement.  Mr.  Wilson  shall have entered into an
Employment Agreement with the Target in a form reasonably acceptable to Acquiror.

     (u) Offeree or Purchaser Representative. The Acquiror and any person acting as an offeree or purchaser representative for one or more of the Signing Stockholders shall have entered into an offeree or purchaser representative agreement with the Acquiror in a form satisfactory to the Acquiror.

                                   ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

     7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

     (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

     (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before August 31, 1998 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

     (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Target by written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Shareholders Meeting or commence solicitation of shareholder consents by July 31, 1998;

     (d) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this
Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement;

     (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required or vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; or

     (f) by Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required or vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

     7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

7.3      Expenses and Termination Fees.

     (a) Subject to Sections 7.3(b), 7.3(c) and 7.3(d), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expenses incurred by Target in excess of $250,000 for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors and accountants, if any, shall remain an obligation of Target's shareholders on a pro-rata basis. If Acquiror or Target receives any invoices for amounts in excess of said amounts and the Closing has occurred, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target shareholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Escrow Basket nor shall the Escrow Agent be required to obtain written authorization from the Shareholders' Representative in such instances before making a delivery to Acquiror of Common Stock or other property of the Escrow Fund, subject only to the limitations set forth in Section 8.7 below.

     (b) (i) In the event that any Takeover Proposal is consummated (as defined in Section 7.3(c) within six months of such termination of this Agreement, Target shall promptly pay to Acquiror the additional sum of $1,000,000 or (ii) in the event that Target shall terminate this Agreement (other than in accordance with the terms set forth in this Agreement) for any reason except (i) above, Target shall promptly pay to Acquiror the additional sum of $250,000. In the event that Acquiror shall terminate this Agreement (other than in accordance with the terms set forth in this Agreement), Acquiror shall promptly pay to Target the sum of $250,000. For purposes of Section 7.3 above, "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its subsidiaries.


     7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not
(i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

     8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The representations and warranties of Acquiror will terminate upon the Closing. The obligations of Target with respect to its representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Termination Date"), at which time, subject to Section 8.5, the representations, warranties and covenants Target set forth in this Agreement and any liability of the holders of Target Capital Stock (collectively, the "Former Target Shareholders") with respect to those representations, warranties and covenants will terminate.

     8.2 Indemnity. From and after the Effective Time of the Merger, and subject to the provisions of Section 8.1, Acquiror and the Surviving Corporation (on or after the Closing Date) shall be indemnified and held harmless by the Former Target Shareholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, other than any such damages resulting from injunctive relief granted as to an intellectual property claim), but including reasonable attorneys' fees (excluding costs relating to in-house attorneys) and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of any breach of any representation, warranty, agreement or covenant on the part of Target under this Agreement (collectively the "Damages"). Damages in each case shall be net of the amount of any insurance proceeds, indemnity and contribution actually recovered by Acquiror or the Surviving Corporation. "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party.

     8.3 Escrow Fund. As security for the indemnity provided for in Section 8.2 hereof, ten percent (10%) of the Shares issuable pursuant to Section 1.6(a) shall be deposited by Acquiror in an escrow account with Louis C. Cole (or other mutually acceptable person or institution) as Escrow Agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to
Section 5.16. The Escrow Fund shall be allocated among the Former Target Shareholders on a pro-rata basis in accordance with the number of shares of Target Capital Stock held by the Former Target Shareholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement.

     8.4 Limitations. Notwithstanding anything in this Agreement to the contrary, all claims for indemnification by Acquiror and Surviving Corporation which may be made under or in connection with this Agreement and the Transaction Documents are subject to the following conditions, limitations and restrictions:

     (a) Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Damages the aggregate amount of which exceeds $50,000 has been delivered to the Escrow Agent as provided below and such amount is determined pursuant to this
Article VIII to be payable and then only for such individual damages or series of related damages that exceed the amount of $15,000, in which case Acquiror shall receive shares equal in value to the full amount of Damages.

     (b) The sole remedy for the Acquiror and Surviving Corporation for claims under this Agreement and the Transaction Documents is limited to return of the shares held in the Escrow Fund.

     8.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve (12) months after the Effective Time. Half of the escrowed shares shall be released from escrow six (6) months following the Closing date and the balance of the escrowed shares shall be released from escrow twelve (12) months following the Closing Date (or such shorter period as may be required under the pooling rules and regulations); provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     8.6 Claims upon Escrow Fund.

     (a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate"):

     (i) stating that Acquiror or the Surviving Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability which will require it to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

     (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock in an amount necessary to indemnify Acquiror for the Damages claimed. All shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonably good faith judgment that no Damages will be required to be incurred or paid (in which event such shares shall be distributed to the Former Target Shareholders in accordance with Section 8.10 below).

     (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Closing Price.

     8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Representative (defined in Section 8.9 below) and for a period of forty-five (45) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Representative to make such delivery; provided, however, that if such Officer's Certificate sets forth a claim for the recovery by Acquiror of expenses incurred in connection with the Merger in excess of $250,000 for which the Target's Shareholders have not promptly reimbursed Acquiror pursuant to the terms of Section 7.3 above (an "Expense Recovery"), then the Escrow Agent may make such delivery without the requirement of a written authorization from the Shareholders' Representative at any time that is ten (10) days after the delivery of such Officer's Certificate to the Escrow Agent. After the expiration of such ten (10) day or forty-five
(45) day period, as applicable, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with
Section 8.6 hereof, provided that, except in the case of an Expense Recovery (where no objection may be made), no such payment or delivery may be made if the Shareholders' Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five
(45) day period.

     8.8 Resolution of Conflicts; Arbitration.

     (a) In case the Shareholders' Representative shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Shareholders' Representative and Acquiror shall attempt in good faith for sixty
(60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Representative and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

     (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Acquiror and the Shareholder's Agent agree to arbitration; and in such event the matter shall be settled by arbitration conducted by a single arbitrator. Acquiror and the Shareholder's Agent shall jointly select an arbitrator. If Acquiror or the Shareholder's Agent fail to agree upon an arbitrator within thirty (30) days, an arbitrator shall be selected for them by the American Arbitration Association ("AAA"). The decision of the arbitrator so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to the Agreement, and, notwithstanding anything in Section 8.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments or distributions out of the Escrow Fund in accordance with such decision.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association (the "AAA"). Such arbitration shall be conducted by one
(1) arbitrator chosen by mutual agreement of Acquiror and the Shareholders' Representative, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows:
(a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Any order or award of the arbitrator in accordance with the foregoing shall be final, binding and conclusive as to the parties to this Article VIII. For purposes of this
Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target shareholders for whom shares of Target Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     8.9 Shareholders' Representative.

     (a) Sunil Khadilkar shall be constituted and appointed as agent ("Shareholders' Representative") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. The Shareholder's Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Former Target Shareholders. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall receive no compensation for his services. Notices or communications to or from the Shareholders' Representative shall constitute notice to or from each of the Target shareholders.

     (b) The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Shareholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

     (c) The Shareholders' Representative shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Representative shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     (d) The Shareholders' Representative shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Acquiror set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to the Termination Date have been resolved.

     8.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Former Target Shareholders all of the Shares in the Escrow Fund in excess of any amount of such Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Shareholder's Agent under Section 8.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Target Shareholders all Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Shares to the Former Target Shareholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

     8.11 Actions of the Shareholders' Representative. A decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of all Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Representative as being the decision, act, consent or instruction of each and every such Target shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

     8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Shareholders' Representative of such claim, and the Shareholders' Representative shall be entitled, at his expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholders' Representative, which consent shall not be unreasonably withheld. In the event that the Shareholders' Representative has consented to any such settlement, the Shareholders' Representative shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

     8.13 Indemnity of Escrow Agent. Acquiror, Target and Signing Stockholders hereby individually and severally agree to indemnify Escrow Agent and hold it harmless against any claim which may be made against it in connection with its actions as Escrow Agent hereunder, including any loss to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or for any claim whatsoever as set forth herein, including any expense or loss incurred by it in connection with such claim, if such settlement is effected with the written consent of Acquiror, Target and the Shareholders' Representative; provided that Escrow Agent shall not be indemnified against any such loss, damage, expense, liability or claim arising out of or based upon its failure to perform in accordance with this Agreement or arising out of its bad faith, negligence, or willful failure to perform its obligations; provided, further, that the Signing Stockholders,' Target's and Acquiror's indemnification obligations shall be limited to the Common Stock or other property in the Escrow Fund at the time the Escrow Agent makes a claim for indemnity hereunder. In no case shall the Acquiror, Target or the Signing Stockholders be liable under this Escrow Agreement with respect to any lawsuit filed against Escrow Agent unless the Acquiror, Target and the Signing Stockholders are notified by Escrow Agent, by letter, telegram or telex confirmed by letter, of the commencement of any such action within a reasonable time after such person shall have been served with a summons or other first legal process giving information as to the nature and basis of the lawsuit, but failure to so notify the Acquiror, Target and the Signing Stockholders shall not relieve the Acquiror, Target and the Signing Stockholders from any liability they may have otherwise than on account of this
Article VIII. Acquiror, Target and the Signing Stockholders shall each be entitled to participate at their own expense in the defense of any such lawsuit, and if one of the parties so elects within a reasonable time after receipt of such notice, upon receiving consent from the other party, such party shall assume the defense of any lawsuit. In the event that a party assumes the defense of any lawsuit, such defense shall be conducted by counsel chosen by such party and satisfactory to Escrow Agent. If counsel is so retained, the defendant or defendants in the lawsuit shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

     8.14 Successor to Escrow Agent. If Escrow Agent is for any reason unwilling or unable to serve as Escrow Agent during the term of this Escrow Agreement, Escrow Agent may resign as Escrow Agent by giving at least thirty (30) days prior written notice to each of Acquiror, Target and the Shareholders' Representative, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Acquiror, Target and the Shareholders' Representative may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent shall be appointed by Acquiror with the approval of the Shareholders' Representative, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Acquiror, Target and the Shareholders' Representative a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the assets in the Escrow Fund upon five (5) days written notice to the parties.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     (a) if to Acquiror or Merger Sub, to:

                                    Legato Systems, Inc.
                                    3210 Porter Drive
                                    Palo Alto, CA 94304
                                    Attention:       President
                                    Facsimile No.: (650) 812-6246
                                    Telephone No.: (650) 812-6000

                                    with a copy to:

                                    Gunderson Dettmer Stough Villeneuve
                                    Franklin & Hachigian, LLP
                                    8911 Capital of Texas Highway, Suite 4240
                                    Austin, TX 78759
                                    Attention:       Brian K. Beard
                                    Facsimile No.: (512) 342-8181
                                    Telephone No.: (512) 418-4800

     (b) if to Target, to:

                                    Software Moguls, Inc.
                                    6400 Flying Cloud Drive
                                    Eden Prairie, MN 55344
                                    Attention:       Sunil Khadilkar
                                    Facsimile No.: (612) 944-1650
                                    Telephone No.: (612) 944-0770

                                    with a copy to:

                                    Gray Plant Mooty
                                    3400 City Center
                                    33 South 6th Street
                                    Minneapolis, MN 55402
                                    Attention:       J.C. Anderson
                                    Facsimile No.: (612) 333-0066
                                    Telephone No.: (612) 343-3958

     9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July __, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Shareholders and optionholders to receive the consideration set forth in Article I of this Agreement and as set forth in Sections 5.10 and 5.18.

     9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                  IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized and the Shareholders' Representative, the Escrow Agent and the Signing Stockholders have executed this Agreement, all as of the date first written above.


                                 "TARGET":
                                 SOFTWARE MOGULS, INC.


                                  /s/ Sunil Khadilkar
                                 ------------------------
                                  By: Sunil Khadilkar
                                        President

                                 "SHAREHOLDERS' REPRESENTATIVE":


                                 /s/ Sunil Khadilkar
                                 ------------------------
                                 SUNIL KHADILKAR


                                 "ACQUIROR":
                                 LEGATO SYSTEMS, INC.



                                 /s/ Louis C. Cole
                                 ------------------------
                                 By:    Louis C. Cole
                                        President and Chief Executive Officer


                                 "MERGER SUB":
                                 ASPEN ACQUISITION CORP.


                                 /s/ Louis C. Cole
                                 ------------------------
                                 By:    Louis C. Cole
                                        President and Chief Executive Officer


                                 "ESCROW AGENT":


                                 /s/ Louis C. Cole
                                 ------------------------
                                 LOUIS C. COLE

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION



                                      "SIGNING STOCKHOLDERS":


                                      PRATIBHA GUPTA AS PERSONAL REPRESENTATIVE
                                      OF THE ESTATE OF VINOD GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta



                                      CHARU GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Charu Gupta

                                      SHALINI GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Shalini Gupta

                                      SUNIL AND VASUDHA KHADILKAR, JTWROS


                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar



                                      /s/ Vasudha Khadilkar
                                      ------------------------
                                      Vasudha Khadilkar



                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HIMANSHU KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar



                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HARSHAD KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar

                                                                     EXHIBIT 4.8



                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT is made as of the 30th day of July, 1998, (this "Agreement") by and between Legato Systems, Inc., a Delaware corporation (the "Acquiror"), and each of the persons listed on Schedule A hereto (collectively, the "Stockholders").

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of July 30, 1998, by and among Acquiror, Aspen Acquisition Corp., a Minnesota corporation and wholly owned subdivision of Acquiror (the "Merger Sub"), Software Moguls, Inc., a Minnesota corporation (the "Target"), Sunil Khadilkar (as "Shareholders' Agent,") and each of the undersigned stockholders of the Target (each a "Signing Stockholder" and, collectively, the "Signing Stockholders"), the parties thereto have agreed, subject to the terms and conditions set forth therein, to merge the Target with and into Merger Sub (the "Merger") and thereby to convert all shares of the Target Common Stock (as such term is defined in the Merger Agreement) then outstanding into shares of Acquiror Stock (as such term is defined in the Merger Agreement);

                  WHEREAS, the Stockholders desire to have liquidity with respect to the shares of Acquiror Stock they receive in the Merger;

                  WHEREAS, Acquiror desires to grant each of the Shareholders registration rights as provided herein; and

                  NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS
FOLLOWS:

1.       Registration Rights.  The Acquiror covenants and agrees as follows:

1.1      Definitions.  For purposes of this Section 1:

     (a) The term "Act" means the Securities Act of 1933, as amended.

     (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (d) The term "Registrable Securities" means the Common Stock of the Acquiror issued to the Stockholders in the Merger, and any Common Stock of the Acquiror issued as a dividend or other distribution with respect to such Common Stock.

     (e) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

     (f) The term "SEC" shall mean the Securities and Exchange Commission.

     (g) Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Merger Agreement.

1.2 Registration.

     (a) The Acquiror shall use all commercially reasonable efforts to effect as soon as practicable a registration statement on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by Stockholders so as to permit or facilitate the sale and distribution of the Stockholder's Registrable Securities as are specified by such Stockholder in writing upon execution hereof, together with all or such portion of the Registrable Securities of any other Stockholders who have also specified in writing.

     (b) Notwithstanding the foregoing, if the Acquiror shall furnish to the Stockholders a certificate signed by the Chief Financial Officer of the Acquiror stating that in the good faith judgment of the Acquiror, it would be detrimental to the Acquiror and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Acquiror shall have the right to defer filing the registration statement referred to in Section 1.2(a) until such time as the Acquiror believes in its good faith judgment that such filing would no longer be detrimental to the Acquiror and its stockholders; provided, however, the Acquiror shall not be obligated to effect any registration pursuant to this Section 1 if Form S-3 is not available for such offering by the Stockholders or if the Acquiror has already effected one registration statement on Form S-3 for the Stockholders.


1.3 Obligations of the Acquiror. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Acquiror shall:

     (a) Prepare and file with the SEC, a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, subject to the provisions below, use commercially reasonable efforts to, keep such registration statement effective until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Acquiror advises the Stockholders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Acquiror, makes it appropriate to suspend the availability of the registration statement and the related prospectus, the Acquiror shall give notice to the Stockholders that the availability of the registration statement is suspended and the Stockholders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Stockholders have been informed in writing that the registration statement is available. The Acquiror shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than sixty (60) days in any three (3) month period, not to exceed in the aggregate ninety (90) days in any twelve (12) month period. When selling Registrable Securities, a Stockholder shall follow the procedures set forth in Section 1.9 and may presume that no suspension is in effect if a trade is made in the manner described in that section.

     (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Stockholders requesting registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; provided that the Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Acquiror is already subject to service in such jurisdiction and except as may be required by the Act.

1.4 Information from Stockholders. It shall be a condition precedent to the obligations of the Acquiror to take any action pursuant to this Section 1 with respect to the Registrable Securities of a Stockholder that such Stockholder shall furnish to the Acquiror the information requested on Appendix 1.4 hereto, which shall include such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by the Acquiror and required to effect the registration of the Registrable Securities.

1.5 Expenses of Registration. All expenses of the Stockholders, except underwriting discounts (if any) or commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Acquiror shall be borne by the Acquiror; provided, however, that the Acquiror shall not be required to pay any professional fees incurred by any Stockholders.

1.6 No Assignment of Registration Rights. The registration rights provided hereunder are not assignable.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) Each Stockholder will indemnify and hold harmless the Acquiror, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Acquiror within the meaning of the Act, any other Stockholder selling securities in such registration statement and any controlling person of any such Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Acquiror of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act or other federal or State law, in each case to the extent that such Violation is contained in any written information furnished by Stockholder for inclusion in such registration; and Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Stockholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(a) exceed the net proceeds from the offering received by Stockholder.

     (b) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

     (c) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (d) The  obligations  of each  Stockholder  under  this  Section  1.7 shall
survive  the  completion  of  any  offering  of  Registrable   Securities  in  a
registration statement under this Section 1, and otherwise.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement (if any) entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8 Termination of Registration Rights. The registration rights provided in this
Section 1 shall terminate with respect to a particular Stockholder if the Registrable Securities owned by such Stockholder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Stockholder may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 1.8, the Acquiror shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities.

1.9 Notice by Selling Stockholders. Each Stockholder who intends to sell any or all of his shares of Registrable Securities pursuant to the provisions of this
Section 1 shall give advance written notice to the Chief Financial Officer of Acquiror, of such intention and shall be free to sell any or all of his shares of Registrable Securities if such Stockholder has not received notice to the contrary within five (5) business days of the receipt by the Chief Financial Officer of Acquiror of such written notice.

2.       Miscellaneous.

2.1 General. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Acquiror and the Stockholders holding a majority of the Registrable Securities.

2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9  Entire   Agreement.   This  Agreement   constitutes  the  full  and  entire
understanding and agreement between the parties with regard to the subject hereof.







                  IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.


                                 "ACQUIROR":
                                 LEGATO SYSTEMS, INC.


                                 /s/ Louis C. Cole
                                 ------------------------
                                 By:    Louis C. Cole
                                        President and Chief Executive Officer

                                      "STOCKHOLDER":
                                      PRATIBHA GUPTA AS PERSONAL REPRESENTATIVE
                                      OF THE ESTATE OF VINOD GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta

                                      "STOCKHOLDER":
                                      CHARU GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Charu Gupta

                                       "STOCKHOLDER":
                                       SHALINI GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Shalini Gupta

                                      "STOCKHOLDER":
                                      SUNIL AND VASUDHA KHADILKAR, JTWROS


                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar



                                      /s/ Vasudha Khadilkar
                                      ------------------------
                                      Vasudha Khadilkar

                                      "STOCKHOLDER":
                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HIMANSHU KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar

                                      "STOCKHOLDER":
                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HARSHAD KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar

                                   SCHEDULE A

                                  APPENDIX 1.4

                            STOCKHOLDER INFORMATION:

All information furnished below by the undersigned for use in the Registration Statement on Form S-3 is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of his or her name, address, and share ownership information in the Form S-3 of Acquisition Corporation



A.    Date.

         Fill in Date:                         ______________________________


B.        Name.                                       Print:

         Print and sign name or names          ______________________________
         exactly as name or names appear on
         share certificate.  If certificate    ______________________________
         is held in more than one name,
         all must sign.
                                                       Sign:


                                               ------------------------------

                                               ------------------------------

C.        Address.

         Fill in your address:                 ______________________________

                                               ------------------------------

                                               ------------------------------

D.       Stock Owned.

     Fill in number of shares        Of Record                 Beneficially
     of Common Stock owned of
     record and beneficially.
                                  ---------------             ------------------



E. Aggregate Number of Shares of Common Stock to be sold:

                           _____________ Shares


F.       Status.

         The undersigned is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The undersigned is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                                                     EXHIBIT 4.9



                              AFFILIATES AGREEMENT



                  THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of July 30, 1998 between LEGATO SYSTEMS, INC., a Delaware corporation ("Acquiror"), and the undersigned Stockholder (the "Stockholder") of SOFTWARE MOGULS, INC., a Minnesota corporation (the "Target").

                                    RECITALS

                  A. The Target, Acquiror and Acquisition Sub, a Minnesota corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated July 30, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into the Target (the "Merger"), and the Target will become a wholly owned subsidiary of Acquiror.

                  B. Upon the consummation of the Merger and in connection therewith, the undersigned Stockholder will become the owner of shares of Common Stock of Acquiror (the "Acquiror Shares").

                  C. The parties to the Merger Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

                  D. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

1.       The undersigned Stockholder hereby agrees that:

     (a) The undersigned Stockholder may be deemed to be (but does not hereby admit to be) an "affiliate" of the Target within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC') ("Release No. 130").


     (b) The undersigned Stockholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Stockholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and the Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of the Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Stockholder's risk relative to the Acquiror Shares or any part thereof (including any disposition, within such period, of Stockholder's shares of the Target's Common Stock).

     (c) Except with respect to the exchange of the Target Common Stock for Acquiror Common Stock pursuant to the Merger, the undersigned has no current plan or intent to engage in any sale of any Target capital stock (whether or not acquired pursuant to the exercise of a stock option) on, or prior to, the Merger. The undersigned shall immediately notify Acquiror and the Target in writing via facsimile of any sale of Target capital stock by the undersigned on, or prior to, the Merger.

     (d) Subject to paragraphs (b) and (c) of this Section 1, the undersigned Stockholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time either:

     (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

     (ii) counsel representing the undersigned Stockholder, reasonably satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter reasonably satisfactory to Acquiror and Acquiror's counsel and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

     (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

     (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Stockholder (sought by the undersigned Stockholder or counsel to the undersigned Stockholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

     (e) All certificates representing the Acquiror Shares deliverable to the undersigned Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

                  "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliates Agreement dated July 30, 1998, a copy of which Affiliates Agreement may be inspected by the holder of this certificate at the offices of Acquiror, or Acquiror will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

     (f) The undersigned Stockholder will observe and comply with the Securities Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

2. The undersigned Stockholder hereby represents and warrants that:

     (a) Authorization. Such Stockholder has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (b) Purchase Entirely for Own Account. This Agreement is made with such Stockholder in reliance upon such Stockholder's representation to the Target, which by such Stockholder's execution of this Agreement such Stockholder hereby confirms, that the Acquiror Stock to be received by such Stockholder (the "Securities") will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     (c) Investment Experience. Such Stockholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Stockholder also represents it has not been organized for the purpose of acquiring the Securities.

     (d) Accredited Investor. Such Stockholder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     (e) Restricted Securities. Such Stockholder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Target in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Stockholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     (f) Further Representations by Foreign Stockholders. If a Stockholder is not a United States person, such Stockholder hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Stockholder's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

3. Reports. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Stockholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

4. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.
5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows: (a) If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

     (b)      If to Acquiror:
              Acquisition Corporation
              3210 Porter Drive
              Palo Alto, CA 94304
              Attention:  President
              Fax:  (650) 812-6111
              Tel:  (650) 812-6102
              with a copy to:

              Gunderson Dettmer Stough
                  Villeneuve Franklin & Hachigian, LLP
              8911 Capital of Texas Highway, Suite 4240
              Austin, TX 78759
              Attention: Brian K. Beard, Esq.
              Fax: (512) 418-4800
              Tel: (512) 342-8181

or to such other address as any party hereto may designate for itself by notice given as herein provided.

6. Counterparts. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7. Successors and Assigns. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

8. Governing Law. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

9. Effectiveness; Severability. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

10. Effect of Headings. The section headings herein are for convenience only and
shall  not  effect  the  construction  or   interpretation  of  this  Affiliates
Agreement.

11. Definitions. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

                  IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.



                                 "ACQUIROR":
                                 LEGATO SYSTEMS, INC.


                                 /s/ Louis C. Cole
                                 ------------------------
                                 By:    Louis C. Cole
                                        President and Chief Executive Officer

                                      "STOCKHOLDER":
                                      PRATIBHA GUPTA AS PERSONAL REPRESENTATIVE
                                      OF THE ESTATE OF VINOD GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta

                                      "STOCKHOLDER":
                                      CHARU GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Charu Gupta

                                       "STOCKHOLDER":
                                       SHALINI GUPTA



                                      /s/ Prahtibha Gupta
                                      ------------------------
                                      Pratibha Gupta,
                                      as Attorney-in-Fact for Shalini Gupta

                                      "STOCKHOLDER":
                                      SUNIL AND VASUDHA KHADILKAR, JTWROS


                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar



                                      /s/ Vasudha Khadilkar
                                      ------------------------
                                      Vasudha Khadilkar

                                      "STOCKHOLDER":
                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HIMANSHU KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar

                                      "STOCKHOLDER":
                                      SUNIL KHADILKAR AS CUSTODIAN FOR
                                      HARSHAD KHADILKAR UNDER THE MNUTMA

                                      /s/ Sunil Khadilkar
                                      ------------------------
                                      Sunil Khadilkar

                                                                     EXHIBIT 5.1

September 29, 1998

Legato Systems, Inc.
3210 Porter Drive
Palo Alto, California  94304

Re:  REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 originally filed by Legato Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on September 29, 1998, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 249,999 shares of the Company's Common Stock of certain stockholders of the Company (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares are legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,

                                      /s/ Gunderson Dettmer Stough Villeneuve
                                          Franklin & Hachigian, LLP

                                       GUNDERSON DETTMER STOUGH VILLENEUVE
                                       FRANKLIN & HACHIGIAN, LLP

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Legato Systems, Inc. (the "Company") for the registration of 249,999 shares of its common shares, of our reports dated January 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which reports are included in the Company's 1997 Annual Report on Form 10-K, filed with the Securities and Exchange
Commission. We also consent to the reference to our firm under the caption "Experts".



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 29, 1998